AMENDMENT TO TERM LOAN AGREEMENT


     This AMENDMENT TO TERM LOAN AGREEMENT (this "Amendment") is entered into as of the 22nd day of November, 1996 by EXECUTIVE TELECARD, S.A., a corporation incorporated under the laws of the Turks and Caicos Islands ("Borrower"), EXECUTIVE TELECARD, LTD., a Delaware corporation ("Parent"), and ING (U.S.) CAPITAL CORPORATION, a Delaware corporation (formerly known as Internationale Nederlanden (U.S.) Capital Corporation) ("Lender").

     WHEREAS, Borrower, Parent and Lender have entered into that certain Term Loan Agreement dated as of June 28, 1996, as heretofore amended or modified (the "Loan Agreement"); and

     WHEREAS, Borrower and Parent have requested that Lender make additional loans available to Borrower, and Lender has agreed to do so on the terms and subject to the conditions set forth in this Amendment.

     NOW, THEREFORE, in consideration of the above recitals, and the agreements, conditions and covenants contained in this Amendment, the parties hereto agree as follows:

     1. DEFINITIONS. Capitalized terms used and not otherwise defined in this Amendment shall have the meanings given such terms in the Loan Agreement.

     2. AMENDMENTS TO LOAN AGREEMENT. Upon the "Effective Date" as defined below, the Loan Agreement is amended as follows:

          (a) AMENDMENTS TO SUBSECTION 1.1. Subsection 1.1 of the Loan Agreement is hereby amended to delete the definitions of "Loan", "Note" and "Warrant Agreement", and to add the following definitions in applicable alphabetical order:

               "Amendment" means the Amendment to Term Loan Agreement dated as of November 22, 1996 among Borrower, Parent and Lender.

               "Amendment Effective Date" means the date on which the Amendment becomes effective in accordance with its terms.

               "Loan" means, collectively, the Tranche A Loan and the Tranche B Loans.

               "New Warrant Agreement" means the Common Stock Warrant Agreement by and between Parent and Lender executed and delivered on the Amendment Effective Date.

               "Note" means, collectively, the Tranche A Note and the Tranche B Note.

               "Notice of Borrowing" means a request for a Tranche B Loan in the form attached hereto as EXHIBIT I.

               "Tranche A Loan" means the term loan in the principal amount of $6,000,000 made by Lender to Borrower on the Closing Date.

               "Tranche A Note" means the promissory note evidencing the Tranche A Loan, in the form attached hereto as EXHIBIT G.

               "Tranche B Commitment" means $4,000,000.

               "Tranche B Loans" means the term loans made by Lender to Borrower pursuant to Section 2.1(B) of this Agreement, in the aggregate principal amount not to exceed $4,000,000.

               "Tranche B Note" means the promissory note evidencing the Tranche B Loan, in the form attached hereto as EXHIBIT H.

               "Warrant Agreement" means, collectively, the Common Stock Warrant Agreement by and between Parent and Lender executed and delivered on the Closing Date, as amended, and the New Warrant Agreement.

               (b) AMENDMENT TO SUBSECTION 2.1. Subsection 2.1 of the Loan Agreement is deleted in its entirety and replaced by the following:

               "2.1 TERM LOANS.

               (A) Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Parent and Borrower herein set forth, Lender agreed to lend to Borrower on the Closing Date the Tranche A Loan in the amount of $6,000,000. The Tranche A Loan shall be funded in one drawing.

               (B) Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Parent and Borrower herein set forth, Lender agrees to lend to Borrower, from time to time from the Amendment Effective Date to (but excluding) the Maturity Date, the Tranche B Loans in the aggregate amount not to exceed $4,000,000. The Tranche B Loans may be funded in multiple drawings, subject to the provisions of SUBSECTION 2.10.

               (C) Amounts borrowed under this SUBSECTION 2.1 and repaid may not be reborrowed. The Loan shall be due and payable in full, together with all interest accrued thereon, on the Maturity Date."

               (c) AMENDMENT TO SUBSECTION 2.3. The following subsections are added to subsection 2.3 of the Loan Agreement:

               "(C) On the Amendment Effective Date Borrower shall pay to Lender a facility fee for the Tranche B Loans in the amount of $20,000.

               (D) Borrower shall pay to Lender an unused commitment fee equal to one half of one percent (.5%) per annum on the amount of the Tranche B Commitment LESS the amount of the Tranche B Loans made hereunder, such fee to be computed on the basis of a 360 day year for the actual number of days elapsed in the period during which it accrues and to be payable quarterly in arrears on the last day of each calendar quarter."

               (d)  AMENDMENT TO SUBSECTION 2.4.

          (1) The following subjection 2.4(B)(3) is hereby added to the Loan Agreement.

               "(3) PREPAYMENTS FROM ISSUANCE OF INDEBTEDNESS. Immediately upon receipt by Parent or any of its Subsidiaries of proceeds from the issuance of any Indebtedness other than that permitted under SUBSECTION 6.2, Borrower shall prepay the Loan in an amount equal to 100% of the proceeds of such Indebtedness, net of customary costs and expenses of issuance."

          (2) Subsection 2.4(B)(3) of the Loan Agreement is renumbered as subsection (4) and amended to add the following: "All prepayments of principal shall be applied first to the Tranche A Loan and then to the Tranche B Loans."

               (e)  ADDITION OF SUBSECTION 2.10.  The following subsection
2.10 is added to the Loan Agreement:

          "2.10     TRANCHE B LOANS.

               (A) NOTICE OF BORROWING. If Borrower desires to borrow a Tranche B Loan, Borrower shall deliver a Notice of Borrowing to Lender no later than noon (New York time) on the Business Day prior to the date on which Borrower desires that the Tranche B Loan be funded. Subject to satisfaction of the conditions set forth in SUBSECTION 2.10(B), Lender shall fund the Tranche B Loan by wiring proceeds to the account of Borrower designated in the Notice of Borrowing.

               (B)  CONDITIONS TO TRANCHE B LOANS.

                    (1) Borrower shall have delivered a Notice of Borrowing in accordance with SUBSECTION 2.10(A).

                    (2) The representations and warranties of Parent, Borrower and their Subsidiaries contained in the Loan Documents shall be accurate and complete in all respects as if made on and as of the date on which the Tranche B Loan is funded, except to the extent that such representations by their express terms speak as of an earlier date.

                    (3) There shall not have occurred any Default which has not been cured or waived or any Event of Default which has not been waived by Lender.

                    (4) No event or circumstance shall have occurred since June 30, 1996 that, in the opinion of Lender, constitutes or would reasonably be expected to constitute a Material Adverse Effect."

                    (5) Borrower shall be in compliance with SUBSECTION 5.14, after giving effect to the Tranche B Loan requested in the Notice of Borrowing.

               (f)  ADDITION OF SUBSECTION 5.14.  The following subsection
5.14 is added to the Loan Agreement:

               "5.14 LEVERAGE RATIO. Parent shall maintain a ratio of total Indebtedness of Parent and its Subsidiaries on a consolidated basis to trailing four quarter EBITDA, calculated as of the end of the most recent fiscal quarter, of not more than 2 to 1."

               (g) AMENDMENT TO SUBJECTION 6.1. Subsection 6.1 is amended to delete the amount $5,500,000 and replace is with $9,500,000.

               (h) SUBSTITUTION OF COMPLIANCE CERTIFICATE. The form of Compliance Certificate attached to the Agreement as Exhibit A is replaced with the form attached to this Agreement.

          3. REPRESENTATIONS AND WARRANTIES OF PARENT AND BORROWER. To induce Lender to enter into this Amendment and to make the Tranche B Loans, each of Parent and Borrower represents and warrants to lender that the following statements are true, correct and complete:

               (a) Each of the representations and warranties of the Loan Parties contained in the Loan Documents are true in all material respects on and as of the date hereof, except to the extent that any representation and warranty relates only to an earlier date, in which case it was true and correct as of such date.

               (b) This Amendment, the Amendment Documents (as defined in paragraph 4 below), and the borrowing of the Tranche B Loans have been duly authorized, and this Amendment constitutes, and upon execution and delivery of the Amendment Documents in accordance with the provisions hereof the Amendment Documents will constitute, legal, valid and binding agreements and obligations of the applicable Loan Parties enforceable in accordance with their respective terms.

               (c) No Default or Event of Default has occurred and is continuing.

               (d) No event or circumstance has occurred since June 30, 1996 which constitutes a Material Adverse Effect.

               (e) The Indebtedness of Borrower represented by the Tranche B Note is within the definition of "Senior Obligations" as defined in the agreement for the Subordinated Debt.

               (f) Each Loan Party has performed in all material respects all agreements and satisfied in all material respects all conditions which any Loan Document provides shall be performed or satisfied by it on or before the Effective Date.

          4. EFFECTIVE DATE. This Amendment shall become effective as of the date on which the following conditions shall have been satisfied and Lender has delivered a notice thereof to Borrower (the "Effective Date"):

               (a) Borrower shall have paid the fee due pursuant to SUBSECTION 2.3(c).

               (b) Borrower and Parent shall have executed and delivered this Amendment. Counterparts hereof executed by the parties hereto;

               (c) The applicable Loan Parties shall have executed and delivered the following (collectively, the "Amendment Documents"):

                    (1)  The Tranche B Note;

                    (2) The Confirmation of Guaranties and Security Interests, duly executed by all Subsidiaries of Parent;

                    (3) The New Warrant Agreement, and the warrant issued thereunder; and

                    (4) An amendment to the Warrant Agreement executed on the Closing Date extending the exercise period to December 31, 2001.

               (d)  Lender shall have received each of the following:

                    (1) A certificate of the Secretary of Assistant Secretary of Borrower certifying the resolutions of the Board of Directors of Borrower authorizing the execution, delivery and performance of this Amendment and the Amendment Documents to which it is a party;

                    (2) A certificate of the Secretary or Assistant Secretary of Parent certifying the resolutions of the Board of Directors of Parent authorizing the execution, delivery and performance by Parent of this Amendment, and the Amendment Documents to which it is a party; and

                    (3) Legal opinions of counsel to Borrower and Parent, in form and substance satisfactory to Lender and its counsel.

          5. MISCELLANEOUS. This Amendment and the Amendment Documents are Loan Documents. As of the Effective Date, all references in the Loan Documents to the Loan Agreement shall mean the Loan Agreement as amended by this Amendment. The headings herein are for convenience of reference only and shall not alter or otherwise affect the meaning hereof. Except to the extent specifically amended or modified hereby, the provisions of the Loan Agreement and the other Loan Documents shall not be amended, modified, impaired or otherwise affected hereby and the Loan Agreement and all of the Obligations are hereby confirmed in full force and effect. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Lender under the Loan Agreement or any other Loan Document, nor constitute a waiver of any provision of Loan Agreement or any other Loan Document, including, without limitation, any Events of Default or failure of conditions.

          6. COUNTERPARTS. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

          7. GOVERNING LAW. This Amendment shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of New York, without regard to conflicts of laws principles.

          WITNESS the due execution hereof by the respective duly authorized officers of the undersigned as of the date first above written.

"Borrower"                         EXECUTIVE TELECARD, S.A.
THE COMMON SEAL OF                 a Turks and Caicos Islands
EXECUTIVE TELECARD, S.A.           Corporation
was hereunto affixed in
the presence of:
                                   By:  /s/ Allen Mandel
By:  /s/John Gitlin                     Allen Mandel
     John Gitlin                        Director
     Director


"Parent"                           EXECUTIVE TELECARD, LTD.


                                   By:       /s/Allen Mandel
                                   Name:     Allen Mandel
                                   Title:    Executive Vice President
                                   FEIN:     13-3486421


"Lender"                           ING (U.S.) CAPITAL CORPORATION

                                   By:    /s/Loring Guessous
                                   Name:  Loring Guessous
                                   Title: Senior Vice President